EXHIBIT 99.1

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER SUCH ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                            UNSECURED PROMISSORY NOTE
                            -------------------------

$1,000,000                                                 San Diego, California
                                                           May 15, 2007

MICROISLET, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to John J. Hagenbuch, Trustee U/D/T dated September 13, 1995, or his assigns, the sum of One Million Dollars ($1,000,000), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, which shall all be due and payable, unless earlier prepaid pursuant to the terms hereof, on the earlier to occur of (i) January 12, 2008, or (ii) when declared due and payable by the Holder upon the occurrence and during the continuance of an Event of Default (as defined below) ("Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder as defined below.

         The following is a statement of the rights of the Holder of this note ("Note") and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

         1.1 "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

         1.2 "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note. The original Holder is Chairman of the Board of the Company, and the beneficial owner of approximately 9.4% of the outstanding common stock of the Company, calculated in accordance with Section 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended, exclusive of the Warrant.

         1.3 "Warrant" refers to the warrant issuable in connection with this Note, described in SECTION 7 below.

2. INTEREST. The Company shall pay interest on the unpaid principal balance from the date of this Note at the rate per annum equivalent to The Wall Street Journal Prime Rate, as the rate may change from time to time (the "Interest Rate"). "The Wall Street Journal Prime Rate" is and shall mean the variable rate of interest, on a per annum basis, which is announced and/or published in the Money Rates Section of The Wall Street Journal from time to time. Interest shall be calculated on the daily unpaid principal balance hereof based on the actual number of days elapsed in the interest payment period over a year of 365 days, or 366 days, as appropriate. Each payment shall be credited first to interest then due, and the balance, if any, to principal.


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

3. PAYMENT SCHEDULE. This Note may be prepaid in whole or in part at any time without penalty. If not otherwise prepaid, the outstanding principal amount hereof and any unpaid accrued interest hereon shall be due and payable on the Maturity Date.

4. EVENTS OF DEFAULT. If any of the events specified in this SECTION 4 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

         4.1 The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

         4.2 If, within ninety (90) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within ninety (90) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

         4.3 Any violation by the Company of Section 6 hereof.

5. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding principal and accrued interest due under this Note and payable by the Company hereunder to be immediately due and payable in cash, by notice in writing to the Company.

6. LIMITATION ON ADDITIONAL INDEBTEDNESS AND SECURITY INTERESTS. For so long as any indebtedness under this Note is outstanding, without the written consent of Holder, which may be withheld in Holder's sole discretion:

         6.1 The Company covenants and agrees that it will not create, incur or assume any indebtedness for borrowed money except for indebtedness of the Company which is subordinated in right of payment to the prior payment in full of the indebtedness evidenced by this Note.

         6.2 The Company covenants and agrees that it will not create, incur or allow any pledge, security interest or other encumbrance on any of its intellectual property.

7. WARRANT. Subject to the terms and conditions of this Note, the Company agrees to issue to the Holder a warrant to purchase 250,000 shares of the Company's common stock, $0.001 par value (the "Warrant"), which Warrant shall have an exercise price of $0.75 per share and a ten year term.

8. USURY. The Company acknowledges that the Holder is purchasing this Note under the understanding that the interest rate payable herein is exempt from the usury provisions of the General Corporations Law of the State of California ("GCLC"), pursuant to Section 25118 of the California Corporations Code.

9. ADDITIONAL RESTRICTIONS ON TRANSFER AND INTEREST EARNED. Holder has purchased this Note and the Warrant for its own account and not with a view to or for sale in connection with any distribution of securities. This Note must be surrendered for transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof or his attorney-in-fact, duly authorized in writing. Thereafter, one or more new Notes, or authorized denominations, and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. The parties intend that the interest earned under this Note shall be "portfolio interest" of an "obligation in registered form" for U.S. income tax purposes in accordance with IRC Sections 871(h) and 881(c) and Treasury Regulation Section 1.871-14.

10. ASSIGNMENT. Subject to the restrictions on transfer described herein, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11. EXPENSES; WAIVERS. In the event that any dispute among the parties to this Note should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorney's and accountants, which shall also include, without limitation, all fees, costs and expenses of appeals. Except as otherwise set forth herein, the Company hereby waives notice of default, presentation or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.

12. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, "confirmed facsimile", or nationally recognized overnight express courier postage prepaid, and shall be deemed delivered: five business days after such mailing; upon confirmation of such facsimile delivery before 5:00 p.m. Pacific time on a business day, or if after such time, the next business day; or one business day after such deposit with a recognized overnight express courier. Notices shall be delivered as addressed as follows: (a) if to the Company, at the address set forth below the Company's signature to this Agreement (or at such other address as may be given to Holder by the Company from time to time) and (b) if to Holder, at the address set forth below Holder's signature to this Agreement (or at such other address as may be given to the Company by Holder from time to time).

14. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

15. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         IN WITNESS OF WHICH, the Company has caused this Note to be issued this 15th day of May, 2007.


                                           MICROISLET, INC.


                                           /s/ James R. Gavin
                                           -------------------------------------
                                           James R. Gavin III, M.D., Ph.D.
                                           President and Chief Executive Officer


                                           6370 Nancy Ridge Drive, Suite 112
                                           San Diego, CA 92121
                                           Fax: (858) 657-0287


ACKNOWLEDGED AND AGREED:


/s/ John J. Hagenbuch
--------------------------------------
John J. Hagenbuch, Trustee U/D/T dated September 13, 1995

Address:          6370 Nancy Ridge Drive, Suite 112
                  San Diego, CA 92121
Fax:              (858) 657-0287


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